                                    BYLAWS

                                      OF

                       BENCHMARK CORPORATION OF DELAWARE


                               ARTICLE 1 OFFICES
                                         -------
     Section 1.1 The registered office of BENCHMARK CORPORATION OF DELAWARE ("the Corporation") shall be at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

     Section 1.2 The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE 2 STOCKHOLDERS
                                      ------------
     Section 2.1 All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, and at such date and time as may be designated by the Board of Directors and as shall be specified in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2.2 An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly be brought before the meeting, shall be held at such place, date and time as the Board of Directors may designate and as shall be specified in the notice of the meeting or in a duly executed waiver of notice thereof; provided,


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however, that the date for such meeting as may be designated by the Board of
Directors must be within 13 months from the later of the date on which the Corporation has been organized or the date on which the last annual meeting of stockholders was held. In the absence of such a designation by the Board of Directors, the Annual Meeting of Stockholders shall be held on the 15th day of January in each year, unless such date is a legal holiday under the laws of the state in which said meeting is to be held, in which case said meeting shall be held on the next succeeding day not a legal holiday under the laws of said state.

     Section 2.3 Special meetings of the stockholders, for any purpose or purposes, may be called by the President and shall be called by him or the Secretary at the request in writing of a majority of the members of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the objects stated in the notice thereof.

     Section 2.4 Written notice of any annual or special meeting of stockholders shall be mailed to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to each stockholder at his address as it last appears on the records of the Corporation. Such notice shall state the place, date and hour of the meeting, and, in the

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case of a special meeting, shall state the purpose or purposes for which the meeting is called.

     Section 2.5 At any meeting of the stockholders, the holders of a majority of all of the issued and outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, except to the extent that the presence of a larger number of stockholders may be required by law, by the Certificate of Incorporation of the Corporation or by these Bylaws. If a quorum shall fail to be present or represented at any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. When a meeting is so adjourned, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 2.6 At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing executed by such

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stockholder and submitted to the Secretary at or before such meeting, but no proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. Each stockholder shall have 1 vote for each share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law. All elections of directors by the stockholders shall be by written ballot, and shall be determined by a plurality of votes cast. All other voting need not be by written ballot, except upon demand therefor by the Board of Directors or the officer of the Corporation presiding at the meeting of stockholders where the vote is to be taken. When a quorum exists at any meeting, the vote of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one for which, by express provision of law or of the Certificate of Incorporation or of these Bylaws, a different vote is required.

     Section 2.7 At least 10 days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours

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for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. The stock ledger of the Corporation shall be the only evidence as to the identities of the stockholders entitled to examine the list of stockholders required by this Section 2.7 or to vote in person or by proxy at any meeting of stockholders.

      Section 2.8 The Board of Directors may appoint either one or three Judges of Election to act at any meeting of the stockholders or any adjournment thereof. Judges of Election need not be stockholders, and no person who is a candidate for corporate office shall act as a Judge of Election. If three Judges of Election are appointed, such Judges of Election shall act by majority vote. Judges of Election shall do all acts as are necessary and proper to conduct the election or vote and all such other acts as may be prescribed by law with fairness to all stockholders. If requested to do so by the Board of Directors or the chairman of the meeting at which Judges of Election act, such Judges of Election shall make a written report of any matter determined by them and shall execute a certificate as to any fact found by them.

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     Section 2.9 The chairman of any meeting of the stockholders shall determine the order of business and the procedure to be followed at such meeting, including such regulation of the manner of voting and the conduct of discussion as he shall deem to be fair and equitable.

     Section 2.10 The stockholders may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 2.11 Unless otherwise required by the Certificate of Incorporation of the Corporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of any corporate action without a meeting by less than unanimous written consent shall be given in conformity herewith to those stockholders who have not consented thereto in writing.

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                         ARTICLE 3 BOARD OF DIRECTORS
                                   ------------------

     Section 3.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers expressly conferred upon the Board of Directors by these Bylaws, the Board of Directors may exercise all powers of the Corporation and perform all lawful acts as are not required to be exercised or performed by the stockholders pursuant to law, the Certificate of Incorporation of the Corporation or these Bylaws.

     Section 3.2 Directors shall be natural persons who need not be stockholders of the Corporation. The specific number of directors shall be designated from time to time exclusively by the Board of Directors. In the absence of any such designation, the Board of Directors shall be composed of not less than one and not more than five directors. Each director shall be elected for a term of one year and until his successor is duly elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office. Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be

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vacancies on the Board of Directors which are being eliminated by such decrease.

     Section 3.3 Any vacancy on the Board of Directors occurring by reason of death, resignation, disqualification, removal or other cause may be filled by a majority of the directors then in office, although less than a quorum, and each director elected to fill a vacancy shall serve for the unexpired term of his predecessor and until his successor is duly elected and qualified.

     Section 3.4 The organizational meeting of each newly elected Board of Directors may be held immediately following the stockholders' meeting at which such directors were duly elected without the necessity of notice to such directors or at such time and place as may be fixed by notice or a duly executed waiver of notice thereof.

     Section 3.5 Regular meetings of the Board of Directors shall be held without call or notice at such time and place as shall from time to time be fixed by the Board of Directors.

     Section 3.6 Special meetings of the Board of Directors may be called by the President or the Secretary on the written request of a majority of the directors then in office, and shall be held at such place, on such date and at such time as they or he shall designate. Notice of the place, time and date of each such special meeting shall be given to each director by whom it is not waived by mailing written notice to each director not less than 2 days before the meeting or by telegram or telephone not

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less than 48 hours before the meeting. Notice of special meetings of the Board of Directors need not state the purpose thereof, except as otherwise expressly provided by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws. Any and all business may be transacted at a special meeting, unless otherwise indicated in the notice thereof or provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws.

     Section 3.7 Members of the Board of Directors or any committee thereof may participate in any meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 3.8 At any meeting of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to any place, date or time, without notice other than announcement at the meeting, until a quorum shall be present.

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

         Section 3.9 Unless otherwise provided by law, by the Certificate of Incorporation of the Corporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing and such consent is filed with the minutes of proceedings of the Board of Directors or committee thereof.

         Section 3.10 Directors, in addition to expenses of attendance, shall be allowed such compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors, as may be fixed from time to time by the Board of Directors; provided, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.11 A member of the Board of Directors or of any committee thereof shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any committee thereof, or in relying in good faith upon other records of the Corporation.

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                             ARTICLE 4 COMMITTEES
                                       ----------

        Section 4.1 The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as a member or members and designate, if it desires, one or more directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.

        Section 4.2 Subject to the approval of the Board of Directors, the President may appoint, or may provide for the

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appointment of, committees consisting of officers or other persons, with chairmanships, vice-chairmanships and secretaryships and such duties and powers as the President may, from time to time, designate and prescribe. The Board of Directors may, from time to time, suspend, alter, continue or terminate any of such committees or the powers and functions thereof.

          Section 4.3 One-third of the members of any committee shall constitute a quorum unless the committee shall consist of one or two members, in which case one member shall constitute a quorum. All matters properly brought before the committee shall be determined by a majority vote of the members present.

          Section 4.4 Any action that may be taken by a committee at a meeting may be taken without a meeting if all members thereof consent thereto in writing, and such writing is filed with the minutes of the proceeding of such committee.

          Section 4.5 Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided by law, by the Certificate of Incorporation of the Corporation or by these Bylaws. Adequate provision shall be made for notice to all members of any committee of all meetings of that committee.

                              ARTICLE 5 OFFICERS
                                        --------

          Section 5.1 The officers of the Corporation shall consist of a President, a Secretary, one or more Assistant

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Secretaries and a Treasurer and may have such other officers and assistant officers as the Board of Directors may authorize from time to time. Officers shall be elected by the Board of Directors at its first meeting after every annual meeting of stockholders. No officer except the President need be a member of the Board of Directors. Any number of offices may be held by the same person.

     Section 5.2 The Board of Directors may appoint such other officers, and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     Section 5.3 The salary of the President shall be fixed by the Board of Directors. The salaries of all other officers of the Corporation may be fixed by the Board of Directors, or the Board of Directors may authorize the President to fix such salaries and report thereon to the Board of Directors.

     Section 5.4 Each officer shall hold office until his successor is duly elected and qualified or until his earlier death, resignation, retirement or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors without prejudice to his contract rights. If the office of any officer becomes vacant for any reason, such vacancy shall be filled by the Board of Directors. Any officer elected to fill such a vacancy shall hold office for the unexpired term of his predecessor and until his successor is

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duly elected and qualified or until his earlier death, resignation, retirement or removal.

      Section 5.5 The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision of these Bylaws.

     Section 5.6 The President shall be a director of the Corporation. The President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have responsibility for the general management and control of the business and affairs of the Corporation.

      Unless otherwise directed by the Board of Directors, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities in such other corporation.

     Section 5.7 The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all votes and the minutes of all proceedings at such meetings in a book to be kept for that purpose, and shall perform such other

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duties as the Board of Directors may from time to time prescribe. The Secretary shall perform the preceding duties for any committee of the Board of Directors when required. The Secretary shall give or cause to be given notice of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the seal of the Corporation, and, where required, shall have the authority to affix such seal to any instrument. In the absence or disability of the Secretary, any Assistant Secretary shall perform the duties and exercise the powers of the Secretary.

          Section 5.8 The Treasurer shall have the custody of the Corporation's funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall make such disbursements of the Corporation's funds as are authorized by the Board of Directors or by the President, taking proper vouchers for such disbursements, and shall render to the Board of Directors an account of all such transactions and of the financial condition of the Corporation, at such times as the Board of Directors may require. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. In the absence or disability of the Treasurer, any Assistant Treasurer shall perform the duties and exercise the powers of the Treasurer.

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                           ARTICLE 6 INDEMNIFICATION
                                     ---------------

     Section 6.1 Subject to Section 6.3 hereof, the Corporation shall indemnify any person who was or is a party or has threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or
                                                           ---- ----------
its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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

     Section 6.2 Subject to Section 6.3 hereof, the Corporation shall idemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 6.3 Any indemnification under this Article 6 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in

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the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of this Article 6, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding, (ii) if such a quorum is not attainable, or, even if attainable, if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders. To the extent, however, that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         Section 6.4 For purposes of any determination under Section 6.3 of this Article 6, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise (provided that such records or books of account have in each case been prepared by persons whom the person relying thereon reasonably believes to be

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

professionally or expertly competent to prepare such records or books of account), or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust or other entity of which such person is or was serving at the request of the Corporation as a director, officer or employee. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2 of this
Article 6, as the case may be.

      Section 6.5 Notwithstanding any contrary determination in the specific case under Section 6.3 of this Article 6, and notwithstanding the absence of any determination thereunder, any director, officer or employee may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2 of this Article 6. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer or employee is proper in the circumstances

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because he has met the applicable standards of conduct set forth in Section 6.1 or 6.2 of this Article 6, as the case may be. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application.

        Section 6.6 Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6.

        Section 6.7 The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, and advancement of expenses to, the persons specified in Section 6.1 and 6.2 of this Article 6 shall be made

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to the fullest extent permitted by law. To this end, the provisions of this
Article 6 shall be deemed to have been amended for the benefit of such persons effective immediately upon any modification of the General Corporation Law of the State of Delaware which expands or enlarges the power or obligation of corporations organized under such law to indemnify, or advance expenses to, such persons. The provisions of this Article 6 shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section 6.1 or 6.2 of this Article 6 but whom the Corporation has the power or obligation to indemnify, or to advance expenses for, under the provisions of the General Corporation Law of the State of Delaware or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

        Section 6.8 The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the

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power or the obligation to indemnify him against such liability under the provisions of this Article 6.
     Section 6.9 For purposes of this Article 6, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 6 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                               ARTICLE 7  STOCK
                                          -----

     Section 7.1 The certificates representing shares of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Each stockholder shall be entitled to a certificate exhibiting such stockholder's name and the number of shares held by such stockholder, which certificate shall be signed by the President or any Vice-President, and by the Treasurer or the Secretary or any Assistant Secretary. Any or all of the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

        Section 7.2 Transfers of stock shall be made only upon the transfer books of the Corporation maintained in an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation, and only by the person named in the certificate or by his attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

        Section 7.3 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting nor more that 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the

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

meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 7.4 The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

     Section 7.5 The Board of Directors may authorize the issuance of a new certificate representing shares of stock in place of any certificate previously issued by the Corporation and alleged to have been lost, stolen or destroyed, pursuant to such regulations as the Board of Directors may establish concerning proof or advertisement of such alleged loss, theft or destruction and concerning the giving of a satisfactory bond or bonds sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate.

     Section 7.6 The issue, transfer, conversion and registration of certificates of stock of the Corporation shall be governed by such other regulations as the Board of Directors may from time to time establish.

                               ARTICLE 8 NOTICES
                                         -------

     Section 8.1 Whenever notice is required to be given to any director, committee member, officer, stockholder, employee or

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

agent, whether pursuant to law, the Certificate of Incorporation of the Corporation or these Bylaws, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by depositing the same in the mail, postage prepaid, addressed to such stockholder at his last known address as the same appears on the books of the Corporation, and, in the case of directors, committee members, officers, employees and agents, by telephone, or by mail, postage prepaid, or by prepaid telegram at his last known address as the same appears on the books of the Corporation. All notices shall be deemed to be given when mailed, telegraphed or telephoned.

         Section 8.2 Whenever notice is required to be given to any stockholder, director, committee member, officer, employee or agent, whether pursuant to law, the Certificate of Incorporation of the Corporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except as otherwise provided by law. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation or by these Bylaws.

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

                              ARTICLE 9 DIVIDENDS
                                        ---------

      Section 9.1 Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law, and subject to the provisions of the Certificate of Incorporation of the Corporation. Dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

      Section 9.2 Before payment of any dividend, the Board of Directors may set aside, out of any funds of the Corporation available for dividends, such sums as the Board of Directors may deem proper as a reserve fund to meet contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purposes as the Board of Directors may deem to be in the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

                           ARTICLE 10 MISCELLANEOUS
                                      -------------

      Section 10.1 Any officer of the Corporation shall, if required by the Board of Directors, give the Corporation a bond for the faithful performance of the duties of his office, and for the restoration to the Corporation of all corporate books, papers, vouchers, money and property of whatever kind in his possession or under his control. Such bond shall be for a sum and with such surety or sureties as the Board of Directors may require.

     Section 10.2 The corporate seal shall be in the charge of the Secretary and shall have inscribed thereon the name of the Corporation, and the words "Incorporated May 7, 1991 Delaware." If and when so directed by the Board of Directors or a committee thereof, the Secretary may have duplicates of such seal made and deposited for use with other officers of the Corporation. It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal.

     Section 10.3 The fiscal year of the Corporation shall be as determined by the Board of Directors.

     Section 10.4 All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 10.5 The Board of Directors shall determine from time to time whether, when and under what conditions and regulations, the books and records of the Corporation (except such as may by statute be specifically open to inspection) shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

     Section 10.6 At each annual meeting of the stockholders of the Corporation, the Board of Directors shall present a full and clear statement of the business and affairs of the Corporation for the preceding year.

        Section 10.7 Facsimile signatures of any officer of the Corporation may be used at such time and in such manner as authorized by the Board of Directors or a committee thereof.

                             ARTICLE 11 AMENDMENT
                                        ---------

        Section 11.1 These Bylaws may be amended, suspended or repealed and new Bylaws may be adopted in a manner consistent with law: (a) if authorized by the Certificate of Incorporation of the Corporation, by the affirmative vote of a majority of the Board of Directors then in office, at any meeting of the Board of Directors, or (b) by the affirmative vote of the stockholders at any stockholders' meeting called and maintained in accordance with Article 2 of these Bylaws; provided, however, that a brief description of such proposed amendment, suspension or repeal and/or adoption of new Bylaws is contained in the notice of such meeting of the Board of Directors or of such annual or special stockholders' meeting.


 .SM6


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